Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR MORE INFORMATION CONTACT:
1/30/2019	Investors: Mike Cieplak, investor.relations@us.mcd.com
Media: Andrea Abate, andrea.abate@us.mcd.com
McDONALD'S REPORTS FOURTH QUARTER AND FULL YEAR 2018 RESULTS AND QUARTERLY CASH DIVIDEND
CHICAGO, IL - McDonald's Corporation today announced results for the fourth quarter and year ended December 31, 2018.
“Our performance in 2018 was strong, driven by the Velocity Growth Plan with broad-based momentum across each of our global segments. We continued to transform our business by making substantial progress on modernising our restaurants and offering more convenience, choice and value to our customers,” said McDonald's President and Chief Executive Officer Steve Easterbrook. “We’ve now achieved 14 consecutive quarters of positive global comparable sales and our customers rewarded us with more visits in 2018, helping us to achieve two consecutive years of global guest count growth for the first time since 2012."
Fourth quarter highlights:

•	Global comparable sales increased 4.4%, reflecting positive comparable sales across all segments.

•	Due to the impact of the Company's strategic refranchising initiative, consolidated revenues decreased 3% (flat in constant currencies).

•	Systemwide sales increased 5% in constant currencies.

•
Consolidated operating income decreased 7% (4% in constant currencies) primarily due to non-cash impairment charges. Excluding these charges, consolidated operating income was flat (increased 3% in constant currencies).

•
Diluted earnings per share was $1.82, reflecting non-cash impairment charges of $0.18 per share, partly offset by an income tax benefit of $0.03 per share associated with the final 2018 adjustments to the provisional amounts recorded in the prior year under the Tax Cuts and Jobs Act of 2017 (“Tax Act”). Excluding these items, diluted earnings per share was $1.97, an increase of 15% (18% in constant currencies) over prior year earnings per share (excluding $0.84 per share of prior year net tax cost under the Tax Act).

Full year highlights:

•	Global comparable sales increased 4.5%, reflecting positive comparable sales across all segments.

•	Due to the impact of the Company's strategic refranchising initiative, consolidated revenues decreased 8% (8% in constant currencies).

•
Consolidated operating income decreased 8% (8% in constant currencies). 2018 results included non-cash impairment and strategic restructuring charges. 2017 results reflected a gain on the sale of the Company's businesses in China and Hong Kong, partly offset by restructuring and impairment charges. Excluding these items in both years, consolidated operating income increased 2% (2% in constant currencies).

•	Diluted earnings per share of $7.54 increased 18% (18% in constant currencies). Refer to the Key Highlights - Consolidated page for additional details.

•	Cash provided by operations was $7.0 billion and free cash flow was $4.2 billion, a 14% increase over the prior year.

•
The Company returned $8.5 billion to shareholders through share repurchases and dividends. In addition, the Company announced a 15% increase in its quarterly dividend to $1.16 per share beginning in the fourth quarter 2018, and increased the cash return to shareholder target for the 3-year period ending 2019 to about $25 billion.

On January 24, 2019, McDonald's Board of Directors declared a quarterly cash dividend of $1.16 per share of common stock payable on March 15, 2019 to shareholders of record at the close of business on March 1, 2019.
In the U.S., fourth quarter comparable sales increased 2.3%, driven by growth in average check resulting from both product mix shifts and menu price increases. Operating income for the quarter decreased 1.0%, reflecting lower Company-operated margin dollars and lower gains on sales of restaurant businesses, partly offset by higher franchised margin dollars and G&A savings.

In the International Lead segment, fourth quarter comparable sales increased 5.2%, reflecting positive results across all markets, primarily driven by the U.K., Germany and Australia. The segment's operating income increased 8% (12% in constant currencies), due to sales-driven improvements in franchised margin dollars and higher gains on sales of restaurant businesses in the U.K. and Australia.
In the High Growth segment, fourth quarter comparable sales increased 4.8%, led by continued strong performance in Italy and the Netherlands, and positive results across most of the segment. The segment's operating income decreased 44% (41% in constant currencies), reflecting non-cash impairment charges. Excluding these charges, the segment's operating income decreased 2% (increased 2% in constant currencies).
In the Foundational markets, fourth quarter comparable sales increased 7.1%, reflecting positive sales performance in Japan and across all geographic regions.
Steve Easterbrook concluded, “As we begin 2019, we have confidence in our plan and the continued growth opportunities from delivery, Experience of the Future and digital. We remain committed to running great restaurants, which will continue to make a difference for our customers and drive long-term sustainable growth.”

KEY HIGHLIGHTS - CONSOLIDATED
Dollars in millions, except per share data

	Quarters Ended December 31,				Years Ended December 31,
	2018	2017	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation	2018	2017	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation
Revenues	$5,163.0	$5,340.2	(3)%	0%	$21,025.2	$22,820.4	(8)%	(8)%
Operating income	1,999.5	2,144.2	(7)	(4)	8,822.6	9,552.7	(8)	(8)
Net income	1,415.3	698.7	103	108	5,924.3	5,192.3	14	13
Earnings per share-diluted	$1.82	$0.87	109%	115%	$7.54	$6.37	18%	18%

Results for the quarter and year reflected a lower effective tax rate, and stronger operating performance due to an increase in sales-driven franchised margin dollars, partly offset by the comparison to a prior year tax benefit in Japan in the fourth quarter 2017 and by lower Company-operated margin dollars due to the impact of refranchising.
Foreign currency translation had a negative impact of $0.05 on diluted earnings per share for the quarter and a positive impact of $0.04 for the year.

Outlined below is additional information for the quarter and full year:
Fourth Quarter:

•	Fourth quarter diluted earnings per share was $1.82. Included in the quarter results were:

◦	approximately $140 million, or $0.18 per share, of non-cash impairment charges; and

◦	approximately $25 million, or $0.03 per share, of income tax benefit associated with the final 2018 adjustments to the provisional amounts recorded in the prior year under the Tax Act.

•
Excluding the above items, as well as the prior year provisional net tax cost of approximately $700 million under the Tax Act, or $0.84 per share, fourth quarter net income was $1,527.5 million, an increase of 11% (15% in constant currencies), and diluted earnings per share was $1.97, an increase of 15% (18% in constant currencies).

Full Year:

•	Full year diluted earnings per share of $7.54 increased 18% (18% in constant currencies). Included in the full year results were:

◦	approximately $140 million, or $0.17 per share, of non-cash impairment charges;

◦	pre-tax strategic restructuring charges of $94 million, or $0.09 per share (of which $85 million relates to the restructuring of the U.S. business); and

◦	approximately $75 million, or $0.10 per share, of net tax cost associated with 2018 adjustments to the provisional amounts recorded in the prior year under the Tax Act.

•
Excluding the above items, as well as the prior year provisional net tax cost of approximately $700 million under the Tax Act, a pre-tax gain of approximately $850 million on the sale of the Company’s businesses in China and Hong Kong, and $150 million of restructuring and impairment charges, for a total net cost of $0.29 per share, full year net income was $6,205.3 million, an increase of 14% (14% in constant currencies), and diluted earnings per share was $7.90, an increase of 19% (18% in constant currencies).

THE FOLLOWING DEFINITIONS APPLY TO THESE TERMS AS USED THROUGHOUT THIS RELEASE
Comparable sales represent sales at all restaurants and comparable guest counts represent the number of transactions at all restaurants, whether operated by the Company or by franchisees, in operation at least thirteen months including those temporarily closed. Some of the reasons restaurants may be temporarily closed include reimaging or remodeling, rebuilding, road construction and natural disasters. Comparable sales exclude the impact of currency translation and sales from hyper-inflationary markets (currently only Venezuela). Management generally identifies hyper-inflationary markets as those markets whose cumulative inflation rate over a three-year period exceeds 100%. Management believes that these exclusions more accurately reflect the underlying business trends. Comparable sales are driven by changes in guest counts and average check, which is affected by changes in pricing and product mix. Typically, pricing has a greater impact on average check than product mix. Management reviews the increase or decrease in comparable sales and comparable guest counts compared with the same period in the prior year to assess business trends.
Systemwide sales include sales at all restaurants, whether operated by the Company or by franchisees. While franchised sales are not recorded as revenues by the Company, management believes the information is important in understanding the Company's financial performance, because these sales are the basis on which the Company calculates and records franchised revenues and are indicative of the financial health of the franchisee base.
Information in constant currency is calculated by translating current year results at prior year average exchange rates. Management reviews and analyzes business results excluding the effect of foreign currency translation, impairment and other strategic charges and gains, as well as adjustments to the provisional amounts recorded in December 2017 under the Tax Act, and bases incentive compensation plans on these results, because the Company believes this better represents underlying business trends.
Free cash flow is defined as cash provided by operations less capital expenditures. Management reviews this measure in order to evaluate the Company’s ability to convert net profits into cash resources, after reinvesting in the core business, that can be used to pursue opportunities to enhance shareholder value.
RELATED COMMUNICATIONS
This press release should be read in conjunction with Exhibit 99.2 in the Company's Form 8-K filing for supplemental information related to the Company's results for the quarter and year ended December 31, 2018.
McDonald’s Corporation will broadcast its investor earnings conference call live over the Internet at 10:00 a.m. (Central Time) on January 30, 2019. A link to the live webcast will be available at www.investor.mcdonalds.com. There will also be an archived webcast available for a limited time thereafter.
UPCOMING COMMUNICATIONS
For important news and information regarding McDonald's, including the timing of future investor conferences and earnings calls, visit the Investor Relations section of the Company's Internet home page at www.investor.mcdonalds.com. McDonald's uses this website as a primary channel for disclosing key information to its investors, some of which may contain material and previously non-public information.
ABOUT McDONALD’S
McDonald’s is the world’s leading global foodservice retailer with over 37,000 locations in over 100 countries. Approximately 93% of McDonald’s restaurants worldwide are owned and operated by independent local business men and women.
FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements, which reflect management's expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements involve a number of risks and uncertainties. The factors that could cause actual results to differ materially from our expectations are detailed in the Company’s filings with the Securities and Exchange Commission, including the risk factors discussed in Exhibit 99.2 in the Company’s Form 8-K filing on January 30, 2019. The Company undertakes no obligation to update such forward-looking statements, except as may otherwise be required by law.

McDONALD'S CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

Dollars and shares in millions, except per share data
Quarters Ended December 31,	2018	2017	Inc/ (Dec)
Revenues
Sales by Company-operated restaurants	$2,371.2	$2,673.1	$(301.9)	(11)%
Revenues from franchised restaurants	2,791.8	2,667.1	124.7	5

TOTAL REVENUES	5,163.0	5,340.2	(177.2)	(3)

Operating costs and expenses
Company-operated restaurant expenses	1,956.6	2,210.1	(253.5)	(11)
Franchised restaurants-occupancy expenses	509.7	464.6	45.1	10
Selling, general & administrative expenses	609.8	617.6	(7.8)	(1)
Other operating (income) expense, net	87.4	(96.3)	183.7	n/m
Total operating costs and expenses	3,163.5	3,196.0	(32.5)	(1)

OPERATING INCOME	1,999.5	2,144.2	(144.7)	(7)

Interest expense	254.1	235.1	19.0	8
Nonoperating (income) expense, net	(6.0)	24.0	(30.0)	n/m

Income before provision for income taxes	1,751.4	1,885.1	(133.7)	(7)
Provision for income taxes	336.1	1,186.4	(850.3)	(72)

NET INCOME	$1,415.3	$698.7	$716.6	103%

EARNINGS PER SHARE-DILUTED	$1.82	$0.87	$0.95	109%

Weighted average shares outstanding-diluted	776.6	803.0	(26.4)	(3)%
n/m Not meaningful

McDONALD'S CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

Dollars and shares in millions, except per share data
Years Ended December 31,	2018	2017	Inc/ (Dec)
Revenues
Sales by Company-operated restaurants	$10,012.7	$12,718.9	$(2,706.2)	(21)%
Revenues from franchised restaurants	11,012.5	10,101.5	911.0	9

TOTAL REVENUES	21,025.2	22,820.4	(1,795.2)	(8)

Operating costs and expenses
Company-operated restaurant expenses	8,265.9	10,409.6	(2,143.7)	(21)
Franchised restaurants-occupancy expenses	1,973.3	1,790.0	183.3	10
Selling, general & administrative expenses	2,200.2	2,231.3	(31.1)	(1)
Other operating (income) expense, net	(236.8)	(1,163.2)	926.4	80
Total operating costs and expenses	12,202.6	13,267.7	(1,065.1)	(8)

OPERATING INCOME	8,822.6	9,552.7	(730.1)	(8)

Interest expense	981.2	921.3	59.9	7
Nonoperating (income) expense, net	25.3	57.9	(32.6)	(56)

Income before provision for income taxes	7,816.1	8,573.5	(757.4)	(9)
Provision for income taxes	1,891.8	3,381.2	(1,489.4)	(44)

NET INCOME	$5,924.3	$5,192.3	$732.0	14%

EARNINGS PER SHARE-DILUTED	$7.54	$6.37	$1.17	18%

Weighted average shares outstanding-diluted	785.6	815.5	(29.9)	(4)%

McDONALD'S CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

In millions	December 31,	2018	2017
Current assets		—	—
Cash and equivalents		$866.0	$2,463.8
Accounts and notes receivable		2,441.5	1,976.2
Other current assets		745.7	887.2

TOTAL CURRENT ASSETS		4,053.2	5,327.2

TOTAL OTHER ASSETS		5,915.3	6,028.2

NET PROPERTY AND EQUIPMENT		22,842.7	22,448.3

TOTAL ASSETS		$32,811.2	$33,803.7

TOTAL CURRENT LIABILITIES		$2,973.5	$2,890.6

Long-term debt		31,075.3	29,536.4
Other long-term liabilities		3,805.3	3,525.3
Deferred income taxes		1,215.5	1,119.4

TOTAL SHAREHOLDERS' EQUITY (DEFICIT)		(6,258.4)	(3,268.0)

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)		$32,811.2	$33,803.7

McDONALD'S CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

In millions	Years ended December 31,	2018	2017
Operating activities
Net income		$5,924.3	$5,192.3
Changes in working capital items		(472.7)	(980.5)
Other		1,515.1	1,339.4

CASH PROVIDED BY OPERATIONS		6,966.7	5,551.2

Investing activities
Capital expenditures		(2,741.7)	(1,853.7)
Sales and purchases of restaurant businesses and property sales		589.5	1,064.6
Proceeds from sale of businesses in China and Hong Kong		—	1,597.0
Other		(302.9)	(245.9)

CASH PROVIDED BY (USED FOR) INVESTING ACTIVITIES		(2,455.1)	562.0

Financing activities
Short-term borrowings and long-term financing issuances and payments		2,130.8	2,027.8
Treasury stock purchases		(5,207.7)	(4,685.7)
Common stock dividends		(3,255.9)	(3,089.2)
Proceeds from stock option exercises and other		383.2	436.3

CASH USED FOR FINANCING ACTIVITIES		(5,949.6)	(5,310.8)

EFFECT OF EXCHANGE RATES ON CASH AND EQUIVALENTS		(159.8)	264.0

CASH AND EQUIVALENTS INCREASE (DECREASE)		(1,597.8)	1,066.4

Change in cash balances of businesses held for sale		—	174.0
Cash and equivalents at beginning of period		2,463.8	1,223.4

CASH AND EQUIVALENTS AT END OF PERIOD		$866.0	$2,463.8

Supplemental cash flow disclosures
Cash provided by operations		$6,966.7	$5,551.2
Less: Capital expenditures		(2,741.7)	(1,853.7)

FREE CASH FLOW		$4,225.0	$3,697.5